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                                                                    EXHIBIT 99.1

                                 PRESS RELEASE

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MONDAY DECEMBER 6, 6:00 AM EASTERN TIME

COMPANY PRESS RELEASE




SOURCE: AppliedTheory Corporation

APPLIEDTHEORY POISED TO EXPAND NATIONWIDE WITH AGREEMENT TO ACQUIRE CALIFORNIA NETWORK COMPANY, CRL NETWORK SERVICES, INC.

NEW YORK, Dec. 6 /PRNewswire/ -- AppliedTheory Corporation (Nasdaq: ATHY - news) the leading provider of integrated Internet business solutions, announced today that it has reached an agreement to acquire privately-held CRL Network Services, Inc., a San Francisco-based ISP with a national Tier 1 Internet backbone, primarily to support the requirements of its customers and increase sales revenue in the western U.S. Terms of the deal were not immediately disclosed, and the company expects the acquisition to close within the next thirty to sixty days.

"The acquisition of CRL Network Services will help accelerate AppliedTheory's goal of establishing a national presence over the next 12-18 months," said Dr. Richard Mandelbaum, AppliedTheory Chairman & CEO. "It's a logical fit for us as we expand our network and provide greater flexibility and resources to our existing and future customers. Additionally, the ongoing Internet operations of CRL will compliment our new hosting facility in Hayward, California."

AppliedTheory is focused on building a national organization to provide an integrated suite of Internet business solutions. The company plans to keep growth in step with the greater demand for more sophisticated Internet services and applications from its expanding client base, comprised mainly of mid-sized companies, government agencies and universities. Presently, AppliedTheory provides its customers with professional Internet consulting services, custom application development, high-speed access, hosting and security services, and a high level of customer support.

"CRL's Internet-experienced management will be a valuable addition to the AppliedTheory team, particularly with their knowledge of west coast markets" said Larry Helft, AppliedTheory President & COO. "The added capability will help to quickly ramp-up our geographical reach and benefit existing customers with significant network operations based on the west coast. Additionally, we view this as an opportunity to sell our full suite of services to CRL's client base."

CRL Network Service's national Tier 1 backbone is a logical compliment to the relationship that AppliedTheory enjoys with BroadWing, Inc., a new company formed after the recent merger of Cincinnati Bell and IXC Communications, for the Gemini2000 Next Generation Internet network. With this agreement to acquire CRL Network Services, Inc., AppliedTheory has enhanced its capabilities to provide fast, reliable support nationwide.

About CRL Network Services

With headquarters in San Francisco, CRL Network Services provides high speed Internet access and data networking solutions to businesses across the United States. CRL Network Services owns and operates a national, Tier 1 network backbone with services including connectivity, data networking, hosting, high-bandwidth intranet and Internet connectivity services, E-mail services and domain name registration services. For more information, access the company's Web site at http://www.CRL.com.

About AppliedTheory

With deep roots in the emerging Internet marketplace, AppliedTheory offers a peerless strategic vision to companies




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and public sector organizations seeking everything from simple internet access to sophisticated large-scale, Internet-based application development. AppliedTheory's integrated solutions are tailored not only to the customer's immediate needs, but are engineered to respond to future demand, with an emphasis on customer support and service. Together with its strategic business partners, AppliedTheory implements a broad range of best-of-breed services nationwide, including needs assessment and security consulting, dedicated web hosting and access, Virtual Private Network (VPN) implementation, enterprise portal development, database integration and administration, and ongoing end-to-end support. More than a technology company, AppliedTheory understands the Internet business-and how to do business on the Internet. AppliedTheory is headquartered in Great Neck, New York. For more information, access the company's Web site at http://www.appliedtheory.com.

SOURCE: AppliedTheory Corporation